                                                                     Exhibit 3-b
                               NORDSON CORPORATION

                            1998 AMENDED REGULATIONS


                                    ARTICLE I
                                    ---------
                                  SHAREHOLDERS
                                  ------------

         SECTION 1. ANNUAL MEETING. The annual meeting of shareholders of the Company for the election of directors, the consideration of reports, and the transaction of such other business as may properly be brought before the meeting shall be held at the principal office of the Company in Westlake, Ohio, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors, by the Chairman of the Board, or by the President and specified in the notice of the meeting, at 5:15 o'clock p.m. on the fourth Tuesday in February in each year, or at such other time and on such other date (not, however, earlier than February 15 or later than March 15 in any year) as the Board of Directors may determine.

         SECTION 2. SPECIAL MEETING. Special meetings of the shareholders of the Company may be held on any business day when called by the President, or by a Vice President; by the Board of Directors acting at a meeting or by a majority of the directors acting without a meeting; or by persons who hold fifty percent of all the shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any person entitled to call a special meeting of the shareholders, that officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven or more than sixty days after the receipt of the request, as that officer may fix. If the notice is not given within thirty days after the delivery or mailing of the request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause the notice to be given by any designated representative. Each special meeting shall be called to convene between nine o'clock a.m. and four o'clock p.m. and shall be held at the principal Office of the Company at Westlake, Ohio, unless the meeting is called by the directors, acting with or without a meeting, in which case the meeting may be held at any place either within or without the State of Ohio determined by the Board of Directors and specified in the notice of the meeting.


         SECTION 3. NOTICE OF MEETINGS. Not less than seven or more than sixty days before the date fixed for a meeting of the shareholders, written notice stating the time, place, and purposes of the meeting shall be given by or at the direction of the President, a Vice President, the Secretary, or an Assistant Secretary (or, if notice is not timely given, by a designated representative of the person calling the meeting under Section 2 of this Article I). The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is not of record as of the date next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of that date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholders, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting.

         SECTION 4. QUORUM; ADJOURNMENT. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders, holders of one-third of the outstanding voting shares of the Company present in person or by proxy shall constitute a quorum of such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the Company may be authorized or taken by a lesser proportion and except that the holders of a majority of the voting shares represented at the meeting may adjourn the meeting from time to time; if any meeting is adjourned, notice of the adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at the meeting.

         SECTION 5. PROXIES. Persons entitled to vote shares or act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of a person who has appointed a proxy shall not operate to revoke the appointment. Notice to the Company, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

         SECTION 6. APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND BOARD OF DIRECTORS. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Company, of the Board of Directors, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Company, and that approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.

         SECTION 7. ORDER OF BUSINESS.

                  (a) The Chairman of the Board, or such other officer of the Company as may be designated by the Board of Directors, will call meetings of the shareholders to order and will preside at the meetings. The presiding officer will determine the order of business at the meeting and have the authority to regulate the conduct of the meeting, including (i) limiting the persons (other than shareholders and their duly appointed proxies) who may attend the meeting, (ii) determining whether any shareholder or his or her proxy should be excluded from the meeting because the shareholder or proxy has disrupted or is likely to disrupt the meeting, (iii) determining the circumstances in which any person may make a statement or ask questions at the meeting, and (iv) establishing such other procedures as the presiding officer may deem appropriate for the orderly conduct of the meeting.

                  (b) At an annual meeting of the shareholders, only such business as is properly brought before the meeting will be considered. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given by or at the direction of the President, a Vice President, the Secretary, or an Assistant Secretary in accordance with
         Section 3 of this Article I, (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors, or (iii) properly requested by a shareholder to be brought before the meeting in accordance with subsection (c) of this Section 7.

                  (c) For business to be properly requested by a shareholder to be brought before an annual meeting of the shareholders, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice for the annual meeting and at the time of the annual meeting, (ii) be entitled to vote at the annual meeting, and (iii) have given timely written notice of the business to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the annual meeting; except that, if the first public announcement of the date of the annual meeting is not made at least 70 days prior to the date of the meeting, notice by the shareholder will be timely if it is so received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the meeting is made. A shareholder's notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting, (A) a description in reasonable detail of the business proposed to be brought before the meeting, (B) the name and address, as they appear on the Company's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number os shares that are owned of record and beneficially by the shareholder proposing the business and by the beneficial owner, if any, on whose behalf the proposed is made, and (D) any material interest of such shareholder or beneficial owner in such business. This Section 7(c) will not affect any rights that the shareholder may have pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to request the inclusion of proposals in the Company's proxy statement.

                  (d) At a special meeting of the shareholders, only such business as is properly brought before the meeting will be conducted. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given by or at the direction of the President, a Vice President, the Secretary, or an Assistant Secretary in accordance with
         Section 3 of this Article I (or, if notice is not timely given, by a designated representative of the person calling the meeting under
         Section 2 of this Article I), or (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors.

                        (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought in accordance with this Section 7 will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting, and the business will not be considered or acted upon.


                                   ARTICLE II
                                   ----------
                               BOARD OF DIRECTORS
                               ------------------

         SECTION 1. NUMBER AND CLASSIFICATION. The Board of Directors will be divided into three classes consisting of not less than three directors each. The number of directors may be fixed or changed (a) by the shareholders at any meeting of shareholders called to elect directors at which a quorum is present, by the vote of the holders of shares representing 80% of the voting power in elections of directors, or (b) by the Board of Directors by the vote of a majority of the directors then in office. The terms in office of the directors in each of the classes will expire in consecutive years. At each annual election of directors, directors will be elected to the class whose term in office expires in that year and will hold office for a term of three years and until their respective successors are elected. In case of any increase in the number of directors of any class, the additional director or directors elected to that class will hold office for the remainder of the term in office of that class.

         SECTION 2. RESIGNATION; REMOVAL; VACANCIES. Any director may resign at any time by oral statement made at a meeting of the Board of Directors or in a writing delivered to the Secretary; the resignation will take effect immediately or at such other time as the director may specify. No director may be removed prior to the expiration of his term except for gross negligence or willful misconduct in the performance of his duties as a director. No reduction in the number of directors of any class, and no modification or elimination of the classification of the Board of Directors, will of itself have the effect of shortening the term of any incumbent director. In the event of any vacancy or vacancies in the Board of Directors, however caused, the directors then in office, though less than a majority of their number, fill each vacancy for the remainder of the term in office of the director whose resignation, removal, or death resulted in the vacancy.

         SECTION 3. NOMINATION OF CANDIDATES FOR ELECTION AS DIRECTORS.

                  (a) At a meeting of the shareholders at which directors are to be elected, only persons properly nominated as candidates will be eligible for election as directors. Candidates may be properly nominated either (i) by the Board of Directors or (ii) by any shareholder in accordance with subsection (b) of this Section 3.

                  (b) For a shareholder properly to nominate a candidate for election as a director at a meeting of the shareholders, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice for the meeting, (ii) be entitled to vote at the meeting in the election of directors, and (iii) have given timely written notice of the nomination to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting; except that, if the first public announcement of the date of the meeting is not made at least 70 days prior to the date of the meeting, notice by the shareholder will be timely if it is so received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the meeting is made. A shareholder's notice must set forth, as to each candidate, all of the information about the candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission that is used in connection with the solicitation of proxies for the election of the candidate as a director. If the officer presiding at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, he or she will so declare at the meeting, and the candidates will not be considered or voted upon at the meeting.

         SECTION 4. ORGANIZATION MEETING. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organizational meeting for the purpose of electing officers and transacting any other business. Notice of the organizational meeting need not be given.

         SECTION 5. REGULAR MEETINGS. Regulation meetings of the Board of Directors may be held at such times and places within or without the State of Ohio as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as may be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.

         SECTION 6. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be held at any time within or without the State of Ohio (or through use of telephone or other communications equipment if all the directors participating in the meeting can hear each other) upon call by the Chairman of the Board, by the President, by a Vice President, or by any two directors. Written notice of the time and place of each special meeting shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting, which notice need not specify the purposes of the meeting. Attendance of any director at a special meeting (or participation in the meeting through use of telephone or other communications equipment) without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting, and notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that meeting.


         SECTION 7. QUORUM; ADJOURNMENT. A quorum of the Board of Directors shall consist of a majority of the directors then in office; provided, that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of the adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present, except as otherwise expressly provided in these Regulations.

         SECTION 8. ACTION WITHOUT A MEETING. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the Company.

         SECTION 9. COMMITTEES. The Board of Directors may at any time appoint from its members an Executive, Finance, or other committee or committees, consisting of such number of members, not less than three, as the Board of Directors may deem advisable together with such alternates as the Board of Directors may deem advisable to take the place of any absent member or members at any meeting of the committee. Each member and each alternative shall hold office during the pleasure of the Board of Directors. Any committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated to it by the Board of Directors, except the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors. Subject to these exceptions, any person dealing with the Company shall be entitled to rely upon any act or authorization of an act by any committee to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board of Directors, any committee may prescribe its own rules for calling and holding meetings and for its own method of procedure and may act at a meeting by a majority of its members or without a meeting by a writing or writings signed by all of its members.


                                   ARTICLE III
                                   -----------
                                    OFFICERS
                                    --------

         SECTION 1. ELECTION AND DESIGNATION OF OFFICERS. The Board of Directors shall elect a President, a Secretary, a Treasurer, and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as it deems necessary. The Chairman of the Board and the President shall be directors, but none of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in a more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.

         SECTION 2. TERM OF OFFICE; VACANCIES. Each officer of the Company shall hold office until the next organizational meeting of the Board of Directors and until his successor is elected or until his earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, shall, unless that duty has been delegated by the Board of Directors to the President or another officer, preside at all meetings of the shareholders, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

         SECTION 4. PRESIDENT. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, except for meetings at which the Chairman of the Board, if any, presides in accordance with the preceding Section. Subject to directions of the Board of Directors and to the delegation by the Board of Directors to the Chairman of the Board of specific or general executive supervision, the President shall have general executive supervision over the property, business, and affairs of the Company. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

         SECTION 5. VICE PRESIDENT. Each Vice President shall have such authority and perform such duties as may be determined by the Board of Directors.

         SECTION 6. SECRETARY. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of meetings of the shareholders and of the Board of Directors required by law, by these Regulations, or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

         SECTION 7. TREASURER. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall deal with this property as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold them open for inspection and examination by the directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

         SECTION 8. OTHER OFFICERS. The Assistant Secretaries, Assistant Treasurers, and other officers, if any, whom the Board of Directors may elect shall each have such authority and perform such duties as may be determined by the Board of Directors.

         SECTION 9. DELEGATION OF AUTHORITY AND DUTIES. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned in these Regulations.

                                   ARTICLE IV
                                   ----------
                                  COMPENSATION
                                  ------------

         SECTION 1. DIRECTORS AND MEMBERS OF COMMITTEES. Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors or of the committee or may be stated compensation payable at intervals, or may otherwise be compensated as determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or of any committee. No member of the Board of Directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of the Board of Directors or of a committee by reason of the fact that matters affecting his own compensation as a director, member of a committee, officer, or employee are to be determined.

         SECTION 2. OFFICERS AND EMPLOYEES. The compensation of officers and employees of the Company, or the method of fixing their compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Compensation may include pension, disability, and death benefits and may be by way of fixed salary, on the basis of earnings, any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.


                                    ARTICLE V
                                    ---------
                          INDEMNIFICATION OF DIRECTORS,
                          -----------------------------
                             OFFICERS, AND EMPLOYEES
                             -----------------------

         The Company shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise. The Company shall pay, to the full extent permitted or authorized by the Ohio General Corporation Law, expenses, including attorneys' fees, as they are incurred by any director or officer in defending any such action, suit, or proceeding. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the articles of incorporation or the regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of that person.

                                   ARTICLE VI
                                   ----------
                                  RECORD DATES
                                  ------------

         For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of the meeting, unless the Board of Directors or the persons who have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date and cause notice thereof and of the date to which the meeting has been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which it is adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.


                                   ARTICLE VII
                                   -----------
                             CERTIFICATES FOR SHARES
                             -----------------------

         SECTION 1. FORM OF CERTIFICATES AND SIGNATURES. Each holder of shares shall be entitled to one or more certificates signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Company and certifying the number and class of shares held by him, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the Company may be facsimile, engraved, stamped, or printed. Although any officer of the Company whose manual or facsimile signature is affixed to a certificate ceases to be that officer before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

         SECTION 2. TRANSFER OF SHARES. Shares of the Company shall be transferrable upon the books of the Company by the holders thereof, in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to the assignment and power of transfer as the Company or its agents may reasonably require.

      SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion, require the owner, or his legal representatives, to give the Company a bond containing such terms as the

Board of Directors may require to protect the Company or any person injured by the execution and delivery of the new certificate.

         SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.


                                  ARTICLES VIII
                                  -------------
                                 CORPORATE SEAL
                                 --------------

         The Ohio General Corporation Law provides that the absence of a corporate seal from any instrument executed on behalf of the Company does not affect the validity of the instrument. If, in spite of that provision, a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the name of the Company and the words "corporate seal".


                                   ARTICLE IX
                                   ----------
                                   AMENDMENTS
                                   ----------

         These Regulations may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on that proposal; except that, unless the amendment is approved and recommended by the Board of Directors, the provisions of Sections 2, 3, and 7 of Article I, Sections 1, 2, and 3 of Article II, Article V, and this Article IX may not be amended without the affirmative vote or written consent of the holders of shares entitling them to exercise 80% of the voting power of the Company. If the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Company shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.